EXHIBIT 99.1

Harbinger Group Inc. Announces That Its Chief Financial Officer is Resigning Effective April 30, 2012 and Expects to Appoint a Successor Within that Period

February 17, 2012

Harbinger Group Inc. ("HGI" or the "Company"; NYSE: HRG) today announced that Francis T. McCarron, the Company’s Chief Financial Officer, has advised the Company of his resignation effective April 30, 2012, to give the Company time to transition to a new Chief Financial Officer. The Company is in discussions with potential Chief Financial Officer candidates and expects to appoint a successor during the transition period.

Mr. McCarron joined HGI in 2009 as Executive Vice President and Chief Financial Officer.  Since Mr. McCarron joined HGI, the Company has acquired Fidelity & Guaranty Life and a majority interest in Spectrum Brands, as well as raised an aggregate of $900 million in debt and preferred financings.

“Frank has been a valued member of our leadership team,” said Omar Asali, the Company’s President.  “During his tenure, Frank has been instrumental in implementing our strategic vision to build long-term value through acquiring businesses across a diversified range of industries.   On behalf of the entire Board of Directors, we wish Frank nothing but continued success in the future.”

“As we have moved from a start-up to an established holding company structure, I believe that now is the right time for me to move on to my next challenge,” said McCarron.  “It has been a privilege to be part of the many accomplishments at HGI and I intend to help facilitate an orderly transition over the next few months.”

About Harbinger Group Inc.

Harbinger Group Inc. ("HGI"; NYSE: HRG) is a diversified holding company. HGI’s principal operations are conducted through subsidiaries that offer life insurance and annuity products, and branded consumer products such as batteries, personal care products, small household appliances, pet supplies, and home and garden pest control products. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI’s intention to acquire controlling equity interests, HGI may also from time to time make investments in debt instruments and acquire minority equity interests in companies. Harbinger Group Inc. is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. HGI makes certain reports available free of charge on its website at www.harbingergroupinc.com as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the Securities and Exchange Commission.

Forward-Looking Statements:

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release regarding personnel changes are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the risk that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption "Risk Factors" in HGI's Annual Report on Form 10-K for fiscal year ended September 30, 2011, and the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2012, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

CONTACT:

Harbinger Group Inc.
Tara Glenn, Investor Relations, 212-906-8560
investorrelations@harbingergroupinc.com

or

APCO Worldwide
Jeff Zelkowitz, 646-218-8744
jzelkowitz@apcoworldwide.com

SOURCE: Harbinger Group Inc.